UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 24, 2014

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street
New York, New York		10007
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:     (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Attached as an exhibit and incorporated herein is a press release and related schedules dated February 24, 2014 issued by Verizon Communications Inc. (Verizon).

Non-GAAP Measures

Exhibit 99 includes financial information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance the understanding of Verizon’s GAAP financial information and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.

Verizon consolidated earnings before interest, taxes, depreciation and amortization (Consolidated EBITDA) and Consolidated EBITDA margin are non-GAAP measures and do not purport to be alternatives to GAAP items as measures of operating performance. Management believes that these measures are useful to investors and other users of our financial information in evaluating operating profitability on a more variable cost basis as they exclude the depreciation and amortization expense related primarily to capital expenditures and acquisitions that occurred in prior years, as well as in evaluating operating performance in relation to Verizon’s competitors.

Verizon Consolidated Adjusted Operating Income (Adjusted Operating Income), Verizon Consolidated Adjusted EBITDA (Consolidated Adjusted EBITDA) and Verizon Consolidated Adjusted EBITDA margin (Consolidated Adjusted EBITDA margin) are non-GAAP measures and do not purport to be alternatives to GAAP items as measures of operating performance. Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance.

Consolidated EBITDA is calculated by adding back interest, taxes, depreciation and amortization expense, equity in earnings of unconsolidated businesses and other income and (expense), net to net income. Consolidated EBITDA margin is calculated by dividing Consolidated EBITDA by total revenues. Adjusted Operating Income and Consolidated Adjusted EBITDA are calculated by excluding the effect of non-operational items from the calculation of Consolidated Operating Income and Consolidated EBITDA, respectively. Consolidated Adjusted EBITDA margin is calculated by dividing Consolidated Adjusted EBITDA by total revenues.

Adjusted Earnings Per Common Share (Adjusted EPS) is a non-GAAP financial measure that management believes is useful to investors and other users of our financial information in evaluating our operating results and understanding our operating trends. Adjusted EPS is calculated by excluding the effect of non-operational or non-recurring items from the calculation of reported EPS.

Adjusted Operating Income, Consolidated Adjusted EBITDA and Adjusted EPS include pension expenses calculated based on the prior year-end discount rate and expected return on plan assets used during the first three quarters of the year, as opposed to the actual discount rate and return on plan assets, which are not available until December 31 or upon a remeasurement event. Management believes that excluding actuarial gains or losses as a result of a remeasurement provides investors and other users of our financial information with more meaningful sequential and year-over-year quarterly comparisons and is consistent with management’s evaluation of business performance.

The information provided pursuant to this Item 7.01 is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description

99	Press release and related schedules dated February 24, 2014 issued by Verizon.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date:	February 24, 2014	/s/ Anthony T. Skiadas
Anthony T. Skiadas Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

99	Press release and related schedules dated February 24, 2014 issued by Verizon.